Februar y 11, 2015 16th Annual Credit Suisse Financial Services Forum

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities (RMBS), the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions and investments in mortgage servicing rights. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary

FULL YEAR 2014 – DELIVERED STRONG RETURN ON BOOK VALUE CONSIDERING CONSERVATIVE PORTFOLIO POSITIONING

- Reported book value of $11.10 per share; total return on book value 15.0%[1]
  - FY-2014 cash dividends of $1.04 per share
- Comprehensive Income of $578.2 million
  - Return on average equity of 14.4%, or $1.58 per share

FOURTH QUARTER 2014

- Total return on book value 1.0%[1]
  - Q4-2014 cash dividend of $0.26 per share
- Comprehensive Income of $42.2 million
  - Return on average equity of 4.1%, or $0.12 per share
- Generated Core Earnings of $83.1 million, or $0.23 per share[2]

(1) See Appendix slide 14 for calculation of fourth quarter and full year 2014 return on book value.
(2) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, gains and losses related to discontinued operations, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17.

3

Business Overview

TRANSFORMATIONAL YEAR FOR OPERATIONAL BUSINESSES; ANNOUNCED PLANS TO EXPAND TARGET ASSETS TO INCLUDE COMMERCIAL MORTGAGE LOANS

MORTGAGE LOAN CONDUIT AND SECURITIZATION

- Volume has ramped up considerably; $1.0 billion in pipeline at year-end
- Completed three securitizations in 2014; approximately $1.0 billion in unpaid principal balance (UPB)

MORTGAGE SERVICING RIGHTS (MSR)

- Continuing to develop seller network

COMMERCIAL MORTGAGE LOANS

- Seasoned commercial real estate team added at Pine River
- Sizeable opportunity; over $1.5 trillion in loans maturing over the next several years[1]
- Plan to initially invest $500 million in equity capital

(1) Based on Trepp LLC and Goldman Sachs Global Investment Research estimates published May 2014.

4

Market and Policy Update

MACROECONOMIC ENVIRONMENT & POLICY CONSIDERATIONS

- End of Federal Reserve's Quantitative Easing (QE)
  - Final reduction in asset purchases occurred during Q4-2014
  - Reinvestment in MBS paydowns expected to continue for the foreseeable future
- Continued low interest rate environment
  - Curve flattened during Q4-2014
- Steady improvement in unemployment
  - 5.6% in December 2014 versus 6.6% in January 2014
- Home price appreciation continues
  - CoreLogic Home Price Index up 5.0% on rolling 12-month basis[1]
- Actively engaged with a variety of parties in Washington
  - FHFA proposed rulemaking
  - Conforming loan limits
  - G-Fees
  - Private label securitization market

(1) Source: CoreLogic Home Price Index rolling 12-month change as of December 2014.

5

-20% 0% 20% 40% 60% 80% 100% 120% 140% TWO Pine River Mortgage REIT Index Delivering Total Return TOTA L STO C K H O L DE R R E T U R N O F 1 2 5 % S I N C E I N C E P T I O N (1) 6 125% (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31, 2014. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. (2) Pine River Mortgage REIT Index total stockholder return for the period October 29, 2009 through December 31, 2014. The Pine River Mortgage REIT Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. 57% (2)

TA RG ET E D C A P I TAL A L LO C AT I O N Q 4 - 2 014 A L LO C AT IO N H I G H L I G H TS P O RT FO L I O C O M P O S I T I O N Portfolio Composition 7 • 56% capital allocation to Rates — Opportunistically added lower loan balance pools • 44% capital allocation to Credit — Continued sales of legacy non-Agency RMBS(3) — Purchased bonds from GSE risk sharing deals — Capital allocation to conduit continued to increase Rates(5) $11.9B Credit(6) $4.1B AS OF DECEMBER 31, 2014 $16.0B Portfolio $ Millions (1) Assets in “Other” include credit sensitive loans (CSL) and non-Agency interest-only securities (IOs). (2) Includes inverse interest-only securities (IIOs or Agency Derivatives) of $186.4 million. (3) Non-Agency RMBS, meaning RMBS that are not issued or guaranteed by the Government National Mortgage Association (or Ginnie Mae), the Federal National Mortgage Association (or Fannie Mae), or the Federal Home Loan Mortgage Corporation (or Freddie Mac). (4) HECM are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (5) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (6) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. 30-Year Fixed $8,295 HECM(4) $1,741 Senior $2,370 Mezzanine $670 MSR $452 Hybrid ARMs $128 15-Year Fixed $63 Other-Fixed $790 IOs and IIOs(2) $462 Other(1) $43 Net Economic Interest in Securitization Trusts $535 Prime Jumbo Loans $500 Dec. 31, 2013 Mar. 31, 2014 Jun. 30, 2014 Sept. 30, 2014 Dec. 31, 2014 0.0% 1.8% 5.7% 7.6% 9.4% 53% 52% 54% 54% 57% 58% 57% 56% 56% 37% 38% 46% 46% 43% 42% 43% 44% 44% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% Rates Credit Residential Real Properties

Portfolio Performance

Q4-2014 PERFORMANCE HIGHLIGHTS

RATES PERFORMANCE[1]

- Agency yield increased 10 basis points
- MSR yield of 9.1% in quarter
- Agency prepays decreased modestly

CREDIT PERFORMANCE[2]

- Legacy non-Agency yield down 20 basis points
- New issue non-Agency yield up 30 basis points; purchased higher-yielding bonds from GSE credit risk sharing deals
- Yield on retained interest increased; added subs and IOs from Agate Bay Mortgage Trust 2014-3
- Non-Agency prepays stable quarter-over-quarter

Portfolio Metrics		Q3-2014	Q4-2014
Agency	Weighted average 3-month CPR[4]	7.9%	7.5%
Non-Agency	Weighted average 3-month CPR	4.1%	4.2%
Implied Debt-to-equity[6]		2.7x	3.0x

Q4-2014 NET INTEREST YIELD

Three Months Ended	Sept. 30, 2014	Dec. 31, 2014
Annualized portfolio yield during the quarter	**4.46%**	**4.46%**
Rates[1]		
Agency RMBS, Agency derivatives and MSR	3.6%	3.7%
Credit[2]		
Non-Agency RMBS, legacy[3]	9.0%	8.8%
Non-Agency RMBS, new issue[3]	3.4%	3.7%
Net economic interest in securitization trusts	4.4%	4.7%
Prime jumbo residential mortgage loans	4.1%	4.0%
Credit sensitive loans (CSL)	3.4%	3.6%
Annualized cost of funds on average repurchase and advance balance during the quarter[5]	**1.47%**	**1.55%**
Annualized interest rate spread for aggregate portfolio during the quarter	**2.99%**	**2.91%**

(1) Assets in "Rates" include Agency RMBS, IIOs (or Agency Derivatives) and MSR.
(2) Assets in "Credit" include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL.
(3) "Legacy" non-Agency RMBS includes non-Agency bonds issued up to and including 2009. "New issue" non-Agency RMBS includes bonds issued after 2009.
(4) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives).
(5) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(6) Implied debt-to-equity is calculated after including net long or short TBA position. As of December 31, 2014, the net TBA position was short $1.3 billion notional.

8

Hedging Summary

BV EXPOSURE TO +100BPS CHANGE IN RATES[1]



5.0%
2.5%
-
(2.5%)
(5.0%)
(1.8%)
1.3%
(2.0%)
(0.1%)
(3.1%)
Q4-2013
Q1-2014
Q2-2014
Q3-2014
Q4-2014

BV EXPOSURE TO CHANGE IN RATES[2]

	-100 bps	-50 bps	+50 bps	+100 bps
Change in book value	(2.4%)	(1.2%)	(1.6%)	(3.1%)

Q4-2014 HEDGING HIGHLIGHTS & OBJECTIVES

- Significant volatility in interest rates during quarter
- Modified hedge position late in quarter
  - Reduced net swap notional by $6.9 billion
  - Swap expense should decrease going forward
  - Added $4.8 billion notional in swaptions
  - Assumed incremental duration
- Maintain protection against potentially higher rates in 2015 and 2016

(1) Represents estimated percentage change in equity value for theoretical +100 bps parallel shift in interest rates. Change in equity value is total net asset change.
(2) Represents estimated percentage change in equity value for theoretical parallel shifts in interest rates. Change in equity value is total net asset change.

9

Mortgage Loan Conduit and Securitization D E V E LO P M E NT O F C O N D U IT BU S I N E S S T R A N S FO R M AT I O NAL • Completed three securitizations in 2014 totaling approximately $1.0 billion UPB • Closed Agate Bay Mortgage Trust 2015-1 in February; retained subs, IOs and AAAs • Pipeline (interest rate locks and prime jumbo holdings) strong; approximately $1.0 billion UPB at 2014 year-end – Run-rate of approximately $300 million per month • Retained interest includes AAAs of approximately $380 million and Subs and IOs of approximately $150 million • 33 sellers at year-end; focus on building additional seller relationships • FHLB financing helps provide consistent pricing to our seller partners 10 2014 PRIME JUMBO LOAN SUMMARY $4 $8 $22 $54 $138 $243 $471 $461 $296 $455 $192 $378 $268 $642 $642 $998 $998 15 16 18 19 20 21 23 25 28 30 32 33 0 5 10 15 20 25 30 35 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec U P B in M il lion s Settled Loans - Unsecuritized Settled Loans - Securitized Sellers

Business Update

LAUNCHED HIGH-LTV AND NON-PRIME DURING THE QUARTER

- High-LTV:
  - Extension of current prime jumbo program
  - Focused on higher credit quality borrowers who need or desire to make smaller down payments
- Non-Prime:
  - Aimed at average credit quality borrowers unable to get a loan due to the tight credit conditions
  - Large potential market
- Will take time to drive volume

MORTGAGE SERVICING RIGHTS

- Opportunity to build a large network of sellers
- Continue to view MSR as an attractive asset for portfolio
- Aim to cultivate a product and seller mix that overlaps both the MSR and Conduit businesses

11

Commercial Real Estate Loan Market OPPORTUN I TY TO D I VERS IFY TWO HARBORS ’ PORTFOL IO • More than $3.0 trillion commercial real estate loan market; over $1.5 trillion maturing over the next several years(1) • Target assets to include U.S.-domiciled first mortgage loans, mezzanine loans, b-notes and preferred equity ― Property types typically include: office, multifamily, retail, industrial, hospitality, and self-storage • Typical loan amounts range from $10 to $100 million ― Properties securing associated loans are primarily located in the top 50 MSAs • Loan terms generally 3 to 10 years; majority will bear interest on a floating-rate basis • Floating-rate loans provide potential upside in a rising interest rate environment • Expected returns are attractive 12 (1) Based on Trepp LLC and Goldman Sachs Global Investment Research estimates published May 2014.

Appendix

Return on Book Value 14 Return on book value Q4-2014 (Per diluted share amounts, except for percentage) Book value at September 30, 2014 $11.25 Book value at December 31, 2014 $11.10 Decrease in book value $(0.15) Dividend declared in Q4-2014 $0.26 Return on book value Q4-2014 $0.11 Return on book value Q4-2014(1) 1.0% Note: Diluted shares outstanding at end of period are used as the denominator for book value per share calculation. (1) Return on book value for quarter ended December 31, 2014 is defined as the decrease in book value per diluted share from September 30, 2014 to December 31, 2014 of $0.15, plus dividend declared of $0.26 per share, divided by September 30, 2014 diluted book value of $11.25 per share. (2) Return on book value for year-ended December 31, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to December 31, 2014 of $0.54, plus dividends declared of $1.04 per share, divided by December 31, 2013 diluted book value of $10.56 per share. Return on book value year-end 2014 (Per diluted share amounts, except for percentage) Book value at December 31, 2013 $10.56 Book value at December 31, 2014 $11.10 Increase in book value $0.54 Dividend declared in FY-2014 $1.04 Return on book value FY-2014 $1.58 Return on book value FY-2014(2) 15.0%

D I V I D E NDS (2) Financial Performance 15 C O M P R E H E N S I V E I N C O M E BO O K VA LU E A N D D I V I DE ND P E R S H A R E (1) G A A P N E T I N C O M E ( LO S S ) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants (Q4-2013) determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $171.4 $152.6 $230.8 $152.6 $42.2 17.7% 15.7% 23.0% 14.9% 4.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $- $100 $200 $300 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Comp. Income ($M) Comp. Income ROAE (%) $10.56 $10.71 $11.09 $11.25 $11.10 $0.26 $0.26 $0.26 $0.26 $0.26 $8.00 $10.00 $12.00 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Book Value ($) Dividend Declared ($) $0.26 $0.26 $0.26 $0.26 $0.26 11.2% 10.1% 9.9% 10.8% 10.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Dividend per Share ($) Dividend Yield (%) $239.4 ($29.1) $39.7 $193.6 ($37.0) $0.66 ($0.08) $0.11 $0.53 ($0.10) ($1.00) ($0.50) $0.00 $0.50 $1.00 $(300) $(200) $(100) $- $100 $200 $300 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 GAAP Net Inc. ($M) GAAP EPS ($)

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q4-2014 Financials	Core Earnings	Realized Gains	Unrealized MTM	FY-2014 Financials
Interest income	$156.2	$ -	$ -	$156.2	$577.2	$ -	$ -	$577.2
Interest expense	31.7	-	-	31.7	107.5	-	-	107.5
Net interest income	124.5	-	-	124.5	$469.7	-	-	$469.7
Net other-than-temporary impairment losses	-	-	(0.2)	(0.2)	-	-	(0.4)	(0.4)
Gain (loss) on investment securities	-	24.5	4.2	28.7	-	89.9	(2.7)	87.2
Loss on interest rate swaps and swaptions	(32.2)	(3.7)	(116.7)	(152.6)	(91.8)	(55.3)	(198.5)	(345.6)
Gain (loss) on other derivative instruments	7.0	(14.6)	2.4	(5.2)	26.8	(52.3)	8.0	(17.5)
Gain on mortgage loans held-for-sale	-	9.1	1.9	11.0	-	13.1	4.2	17.3
Servicing income	31.6	-	-	31.6	128.2	-	-	128.2
Loss on servicing asset	(13.7)	-	(41.6)	(55.3)	(54.8)	-	(73.5)	(128.3)
Other income (loss)	0.7	(0.7)	(1.4)	(1.4)	1.7	6.0	10.8	18.5
Total other (loss) income	(6.6)	14.6	(151.2)	(143.2)	10.1	1.4	(251.7)	(240.2)
Management fees & other operating expenses	33.7	(3.9)	-	29.8	129.2	6.4	-	135.6
Net income (loss) before income taxes	84.2	18.5	(151.4)	(48.7)	350.6	(5.0)	(252.1)	93.5
Income tax expense (benefit)	1.1	8.6	(21.4)	(11.7)	6.8	(20.9)	(59.6)	(73.7)
Net income (loss)	**$83.1**	**$9.9**	**$(130.0)**	**$(37.0)**	**$343.8**	**$15.9**	**$(192.5)**	**$167.2**
Basic and diluted weighted average EPS	$0.23	$0.03	$(0.36)	$(0.10)	$0.94	$0.04	$(0.52)	$0.46

16

GAAP to Core Earnings Reconciliation 17 (In thousands, except for per share data) Three Months Ended December 31, 2014 Year-Ended December 31, 2014 Reconciliation of GAAP to non-GAAP Information Core Earnings: Net (loss) income $(36,963) $167,139 Adjustments for non-core earnings: Gain on sale of securities and mortgage loans, net of tax (30,447) (95,175) Unrealized gain on trading securities, equity securities and mortgage loans held-for-sale, net of tax (3,983) (1,191) Other-than-temporary impairment loss 180 392 Realized loss on termination or expiration of swaps and swaptions, net of tax 8,458 42,938 Unrealized loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax 103,239 157,972 Loss on other derivative instruments, net of tax 6,028 20,113 Realized and unrealized loss (gain) on financing securitizations, net of tax 2,129 (16,854) Unrealized loss on mortgage servicing rights, net of tax 36,978 64,320 Securitization deal costs, net of tax 834 3,015 Income from discontinued operations — — Amortization of business combination intangible assets, net of tax — 346 Change in representation and warranty reserve, net of tax (3,345) 793 Core Earnings $83,108 $343,808 Weighted average shares outstanding – Diluted 366,230,566 366,011,855 Core Earnings per weighted average share outstanding – Diluted $0.23 $0.94

Rates: Agency RMBS Metrics 18 AGENCY RMBS CPR(3) AGENCY PORTFOLIO YIELDS AND METRICS (1) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (2) Securities collateralized by loans of less than or equal to $85K. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (5) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through HARP. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q3-2014 At Sept. 30, 2014 Realized Q4-2014 At Dec. 31, 2014 Agency yield 3.3% 3.3% 3.4% 3.2% Repo and FHLB costs 0.4% 0.4% 0.4% 0.4% Swap costs 0.9% 0.9% 1.0% 0.9% Net interest spread 2.0% 2.0% 2.0% 1.9% Portfolio Metrics Q3-2014 Q4-2014 Weighted average 3-month CPR(3) 7.9% 7.5% Weighted average cost basis(4) $108.3 $107.7 Agency: Vintage & Prepayment Protection Q3-2014 Q4-2014 Other Low Loan Balance Pools(1) 28% 33% $85K Max Pools(2) 17% 22% HECM 18% 15% 2006 & subsequent vintages – Premium and IOs 15% 12% High LTV (predominately MHA)(5) 7% 5% Seasoned (2005 and prior vintages) 5% 4% Prepayment Protected 5% 4% 2006 & subsequent vintages – Discount 4% 4% Low FICO(6) 1% 1% AGENCY PORTFOLIO COMPOSITION 7.9% 6.4% 8.5% 7.9% 7.5% 0.0% 5.0% 10.0% 15.0% Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Agency RMBS CPR

Rates: Agency RMBS 19 As of December 31, 2014 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $495 $501 4.4% $492 3.0% 19 4.0-4.5% $6,466 $7,012 61.1% $6,947 4.2% 19 ≥ 5.0% $694 $782 6.8% $752 5.5% 71 $7,655 $8,295 72.3% $8,191 4.2% 24 15-Year Fixed 3.0-3.5% $58 $60 0.5% $57 3.0% 49 4.0-4.5% $2 $2 0.0% $2 4.0% 54 ≥ 5.0% $1 $1 0.0% $1 6.6% 111 $61 $63 0.5% $60 3.1% 50 HECM $1,610 $1,741 15.2% $1,691 4.7% 37 Hybrid ARMs $118 $128 1.1% $124 3.5% 130 Other-Fixed $740 $790 6.9% $763 4.6% 80 IOs and IIOs $4,406 $462(1) 4.0% $436 3.8% 65 Total $14,590 $11,479 100.0% $11,265 4.3% 33 (1) Represents the market value of $275.8 million of IOs and $186.4 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 20 As of Mar. 31, 2014 As of Jun. 30, 2014 As of Sept. 30, 2014 As of Dec. 31, 2014 Fair Value ($M) $476.7 $500.5 $498.5 $452.0 Unpaid Principal Balance ($M) $41,596.3 $45,629.2 $45,526.8 $44,949.1 Weighted Average Coupon 3.9% 3.9% 3.9% 3.9% Original FICO Score 738 740 730 725 Original LTV 75% 74% 74% 74% 60+ Day Delinquencies 1.0% 1.2% 1.4% 1.5% Net Servicing Spread 25 basis points 25 basis points 25 basis points 25 basis points Vintage: Pre-2009 3.7% 3.8% 3.6% 3.5% 2009-2012 62.8% 64.5% 63.0% 61.2% Post 2012 33.5% 31.7% 33.4% 35.3% Percent of MSR Portfolio: Conventional 67.1% 71.1% 72.1% 72.9% Government FHA 24.7% 21.7% 20.9% 20.3% Government VA/USDA 8.2% 7.2% 7.0% 6.8%

Credit: Non-Agency RMBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $54.78 at December 31, 2014. Portfolio Yield Realized Q3-2014 At Sept. 30, 2014 Realized Q4-2014 At Dec. 31, 2014 Non-Agency yield 8.5% 8.2% 8.1% 8.1% Repo and FHLB costs 1.7% 1.7% 1.8% 1.7% Swap costs 0.8% 0.8% 0.8% 0.6% Net interest spread 6.0% 5.7% 5.5% 5.8% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q3-2014 Q4-2014 Sub-Prime 77% 73% Prime 10% 13% Option-ARM 7% 7% Other 2% 4% Alt-A 4% 3% Portfolio Metrics Q3-2014 Q4-2014 Weighted average 3-month CPR 4.1% 4.2% Weighted average cost basis(1) $57.2 $59.2 3.8% 3.4% 3.6% 4.1% 4.2% 0.0% 2.0% 4.0% 6.0% 8.0% Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of December 31, 2014	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio Characteristics:			
Carrying Value ($M)	$2,370.5	$670.4	$3,040.9
% of Credit Portfolio	78%	22%	100%
Average Purchase Price[1]	$56.45	$68.74	$59.16
Average Coupon	2.4%	2.1%	2.3%
Weighted Average Market Price[2]	$73.77	$84.35	$75.87
Collateral Attributes:			
Average Loan Age (months)	91	93	91
Average Loan Size ($K)	$374	$304	$359
Average Original Loan-to-Value	70.1%	71.5%	70.4%
Average Original FICO[3]	628	669	636
Current Performance:			
60+ Day Delinquencies	27.4%	20.2%	25.9%
Average Credit Enhancement[4]	8.4%	18.0%	10.4%
3-Month CPR[5]	3.4%	7.3%	4.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $52.11, $65.59 and $54.78, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

22

Repo and FHLB Financing(1) 23 (1) As of December 31, 2014. (2) Repo pledged collateral does not include U.S. Treasuries with repurchase agreements of $2.0 billion outstanding, cash and cash equivalents (restricted and unrestricted) and collateral due from counterparties. (3) Excludes FHLB membership and activity stock totaling $100 million as of December 31, 2014. (4) Excludes repurchase agreements collateralized by U.S. Treasuries. Repo and FHLB Collateral(2)(3) Repo FHLB Total ($M) Available–for-sale securities, at fair value $11,874.8 $2,284.5 $14,159.3 Derivative asset, at fair value $185.1 - $185.1 Mortgage loans held-for-sale, at fair value $19.1 $397.7 $416.8 Net economic interests in consolidated securitization trusts $363.5 $80.7 $444.2 $12,442.5 $2,762.9 $15,205.4 Repo Maturities (4) Amount ($M) Percent (%) Within 30 days $2,980.5 27% 30 to 59 days $4,595.4 42% 60 to 89 days $903.3 8% 90 to 119 days $434.6 4% 120 to 364 days $1,929.2 18% One year and over $93.2 1% $10,936.2 FHLB Maturities Amount ($M) Percent (%) ≤ 1 year $33.7 1% > 1 and ≤ 3 years $651.3 26% > 3 and ≤ 5 years $815.0 33% > 10 years $1,000.0 40% $2,500.0

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers Hedging Repo and FHLB Advances 2016 $4.1 0.667% 0.249% 1.65 2017 $5.3 1.063% 0.248% 2.55 2018 $0.6 0.945% 0.233% 3.08 2019 and after $1.5 2.408% 0.235% 7.70 $11.5 1.089% 0.246% 2.92 Other Payers 2017 $2.0 1.070% 0.229% 2.54 2018 $2.0 1.563% 0.238% 3.94 2019 and after $0.9 2.378% 0.255% 6.24 $4.9 1.512% 0.237% 3.80 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.231% 1.440% 3.89 2019 and after $1.6 0.239% 2.794% 9.19 $2.2 0.237% 2.433% 7.77 Interest Rate Swaps(1) 24 (1) As of December 31, 2014.

Interest Rate Swaptions(1) 25 (1) As of December 31, 2014. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer ≥ 6 Months $255.4 $130.1 56.62 $8,210 4.12% 3M LIBOR 7.4 Total Payer $255.4 $130.1 56.62 $8,210 4.12% 3M LIBOR 7.4 Receiver < 6 Months $10.7 $6.5 3.38 $5,000 3M LIBOR 1.35% 5.0 Total Receiver $10.7 $6.5 3.38 $5,000 3M LIBOR 1.35% 5.0 Sale Contracts: Payer ≥ 6 Months $(81.2) $(20.0) 30.02 $(800) 3.44% 3M LIBOR 10.0 Total Payer $(81.2) $(20.0) 30.02 $(800) 3.44% 3M LIBOR 10.0